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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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Subsidiary                                   State of Incorporation                 Ownership
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

Magellan Petroleum Australia Limited         Queensland, Australia                     55%

Magellan Petroleum Australia Limited owns the following subsidiaries directly or indirectly:

Magellan Petroleum (N.T.) Pty. Ltd.          Queensland, Australia                    100%
Paroo Petroleum Pty. Ltd.                    Queensland, Australia                    100%
Paroo Petroleum (Holdings), Inc.             Delaware, U.S.A.                         100%
Paroo Petroleum (USA), Inc.                  Delaware, U.S.A.                         100%
Magellan Petroleum (W.A.) Pty. Ltd.          Queensland, Australia                    100%
Magellan Petroleum (Belize) Limited          Belize, C.A.                             100%
Magellan Petroleum (Eastern) Pty. Ltd.       Queensland, Australia                    100%
Magellan Petroleum (Southern) Pty. Ltd.      Queensland, Australia                    100%
Magellan Petroleum (NZ)Limited               New Zealand                              100%
Magellan Petroleum (Ventures)Pty Ltd.        Queensland, Australia                    100%
Jarl Pty. Ltd                                Queensland, Australia                    100%
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